Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-182120, 333-102385, 333-100656 and 333-140713 on Form S-8 of our reports dated March 24, 2017, relating to the financial statements and financial statement schedule of Dick's Sporting Goods, Inc. and subsidiaries and the effectiveness of Dick's Sporting Goods, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dick's Sporting Goods, Inc. and subsidiaries for the year ended January 28, 2017.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 24, 2017

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